SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)

                          ____________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

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          4)   Date Filed:

                             THE MARCUS CORPORATION

                                     [LOGO]
                      100 East Wisconsin Avenue, Suite 1900
                         Milwaukee, Wisconsin 53202-4125
                     ______________________________________
                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Wednesday, October 8, 2003
                      _____________________________________

To the Shareholders of
     THE MARCUS CORPORATION

     NOTICE IS HEREBY GIVEN THAT the 2003 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Wednesday, October 8, 2003, at 10:00 A.M., local time, at the Grand Geneva Resort & Spa, 7036 Grand Geneva Way, Hwy. 50 East, Lake Geneva, Wisconsin, for the following purposes:

          1.   to elect nine directors for the ensuing year; and

          2. to consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

     Only holders of record of our Common Stock and Class B Common Stock as of the close of business on August 8, 2003, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of our Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

     Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Grand Geneva Resort & Spa. As described on the following page, we will make a bus available from Milwaukee to the Grand Geneva and we have also made other special arrangements at the resort to encourage your attendance in person. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid envelope the accompanying proxy, which is being solicited by our board of directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

     Accompanying this Notice of 2003 Annual Meeting of Shareholders is a form of proxy and proxy statement.

                                     On Behalf of the Board of Directors




                                     Thomas F. Kissinger
                                     General Counsel and Secretary
Milwaukee, Wisconsin
September 5, 2003

                   THE MARCUS CORPORATION 2003 ANNUAL MEETING

                    Wednesday, October 8, 2003 at 10:00 a.m.
                            Grand Geneva Resort & Spa
                7036 Grand Geneva Way at Highways 50 East and 23
                             Lake Geneva, Wisconsin

DIRECTIONS:

[GRAPHIC OMITTED][MAP TO GRAND GENEVA RESORT]

From Milwaukee: Take I-94 South to Highway 50 in Kenosha. Exit to Highway 50 West toward Lake Geneva, and proceed approximately 25-30 miles. The Resort will be on your right just before Highway 12.

From Madison: Take I-90 South to Janesville. Exit Highway 11/14 East to Delavan. Proceed on Highway 11 East to Elkhorn. In Elkhorn, remain on Highway 11 through town to Highway 12 East. Proceed on Highway 12 East to Lake Geneva. At Lake Geneva, exit Highway 50 East. Turn right on Highway 50. The Resort will be on your left.

From Chicago and Vicinity: From the Loop, take I-94 North to Highway 50 in Kenosha. Exit to Highway 50 West toward Lake Geneva, and proceed approximately 25-30 miles. The Resort will be on your right just before Highway 12.

HAVE A GRAND DAY AT THE GRAND GENEVA. Shareholders attending our annual meeting on Wednesday, October 8 at the Grand Geneva Resort & Spa have an opportunity to enjoy special annual meeting discounts just for our shareholders. Tear-off the shareholder identification card below and bring it with you to receive the special discounts.

REDUCED ROOM RATE. Shareholders who stay overnight on Tuesday, October 7 or Wednesday, October 8 will receive a discounted room rate of $79 per night. Advance reservations are required and can be made by calling the Grand Geneva at
(262) 248-8811 or (800) 558-3417. Indicate that you are a shareholder when making your reservation. You must show your shareholder identification card upon check in.

DINING DISCOUNT. Shareholders dining at one of the resort's three restaurants the evening of October 7 or anytime on October 8 will receive a 20% discount on food. Beverages are not included. Enjoy Ristorante Brissago, the Newport Grill or The Grand Cafe. Dinner reservations are suggested. Call (262) 248-8811 or
(800) 558-3417 to make dining reservations. You must present your shareholder identification card to receive the discount.

DISCOUNTED GOLF. Shareholders may enjoy one round of golf at one of the resort's two championship golf courses on October 7 through October 9 at a discounted price of $59. Availability is limited and advance reservations are required. For reservations, call the Pro Shop at (262) 248-2556 or (800) 558-3417 and indicate that you are a Marcus Corporation shareholder. You must present your shareholder identification card upon check in.

MERCHANDISE DISCOUNT. A 20% shareholder discount will be offered October 7 and 8 at three Grand Geneva shops: The Links pro shop, White River Trading Company and Lake Country Styles. You must present your shareholder identification card to receive the discount.

BUS FROM MILWAUKEE AREA TO THE GRAND GENEVA. A courtesy bus will be available from the Pfister Hotel, 424 E. Wisconsin Ave. in Milwaukee, to the Grand Geneva for the annual meeting on October 8. The bus will depart from the Pfister Hotel's Jefferson Street entrance at 8:00 a.m. and will stop at the Ridge Cinema, I-43 and Moorland Road, at approximately 8:30 a.m. The bus will leave the Grand Geneva at 1:30 p.m. for the return trip to Milwaukee. To reserve a seat on the bus, call Barbara Mangold at (414) 905-1500 by Monday, October 6.


[GRAPHIC OMITTED][MAP TO RIDGE CINEMA]

Ridge Cinema
5200 S. Moorland Road
New Berlin, Wisconsin

                             THE MARCUS CORPORATION

                                     [LOGO]

                         Shareholder Identification Card
            Tear-off and bring this card with you to receive special
                   Shareholder discounts at the Grand Geneva.
                       Valid only for dates and discounts
                                specified above.

                             THE MARCUS CORPORATION
                                     [LOGO]

                     --------------------------------------

                                 PROXY STATEMENT
                     --------------------------------------

                                       For
                       2003 Annual Meeting of Shareholders
                      To Be Held Wednesday, October 8, 2003

     This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about September 5, 2003, in connection with the solicitation of proxies by our board of directors for use at our 2003 Annual Meeting of Shareholders to be held on Wednesday, October 8, 2003, at 10:00 A.M., local time, at the Grand Geneva Resort & Spa, 7036 Grand Geneva Way, Hwy. 50 East, Lake Geneva, Wisconsin and at any postponement or adjournment thereof (collectively, the "Meeting"), for the purposes set forth in the attached Notice of 2003 Annual Meeting of Shareholders and as described herein.

     Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (i) for the board's nine director nominees set forth below and (ii) on such other matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

     Only holders of record of shares of our Common Stock (the "Common Shares") and our Class B Common Stock (the "Class B Shares") as of the close of business on August 8, 2003 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, we had 20,073,325 Common Shares and 9,480,185 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 114,875,175 consisting of 20,073,325 votes represented by outstanding Common Shares and 94,801,850 votes represented by outstanding Class B Shares.

                              ELECTION OF DIRECTORS

     At the Meeting, our shareholders will elect all nine members of our board of directors. The directors elected at the Meeting will hold office until our 2004 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, one or more of the board's nominees become unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board's nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

     All of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.


                      Name                            Current Principal Occupation                          Age     Director
                      ----                            ----------------------------                          ---       Since
                                                                                                                      -----
[Photo]              Stephen H. Marcus                Our Chairman of the Board, President and Chief        68        1969
                                                      Executive Officer(1)(2)(3)

[Photo]              Diane Marcus Gershowitz          Real estate management and investments(1)(3)          64        1985

[Photo]              Daniel F. McKeithan, Jr.         President of Tamarack Petroleum Company, Inc.         67        1985
                                                      (operator of oil and gas wells) and President of
                                                      Active Investor Management, Inc. (manager of oil
                                                      and gas wells)(4)(5)

[Photo]              Allan H. Selig                   Commissioner of Major League Baseball and             68        1995
                                                      President and Chief Executive Officer of Selig
                                                      Executive Leasing Co., Inc. (automobile leasing
                                                      agency)(5)(6)


                      Name                            Current Principal Occupation                          Age     Director
                      ----                            ----------------------------                          ---       Since
                                                                                                                      -----

[Photo]              Timothy E. Hoeksema              Chairman of the Board, President and Chief            56        1995
                                                      Executive Officer of Midwest Express Holdings,
                                                      Inc. (commercial airline carrier)(5)

[Photo]              Bruce J. Olson                   Our Group Vice President(2)(7)                        53        1996

[Photo]              Philip L. Milstein               Principal of Ogden CAP Properties, LLC (real          54        1996
                                                      estate and investments) and Co-Chairman of
                                                      Emigrant Savings Bank (savings bank)(5)

[Photo]              Bronson J. Haase                 Retired President and Chief Executive Officer of      59        1998
                                                      Wisconsin Gas Company (gas utility) and Vice
                                                      President of WICOR, Inc. (utility holding
                                                      company) and former President and Chief Executive
                                                      Officer of Ameritech Wisconsin(5)

[Photo]              James D. Ericson                 Retired President, Chief Executive Officer and        67        2001
                                                      Chairman of the Board of Trustees of Northwestern
                                                      Mutual Life Insurance Company (life insurance
                                                      company)(5)(8)

----------------

(1)  Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister.

(2) Stephen H. Marcus and Bruce J. Olson are also officers of certain of our subsidiaries.

(3) As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the company. See "Stock Ownership of Management and Others."

(4) Daniel F. McKeithan, Jr. is a trustee of Northwestern Mutual Life Insurance Company ("NML"). NML is one of our principal lenders.

(5) Messrs. McKeithan, Selig, Hoeksema, Milstein, Haase and Ericson are independent directors, as defined by the rules of the New York Stock Exchange. Our independent directors meet periodically in executive sessions without management present. The independent directors who also serve as chairmen of our board committees serve as the chairmen of these meetings of independent directors on a rotating basis.

(6)  Allan H. Selig is a director of Oil-Dri Corporation of America.

(7)  Bruce J. Olson is a director of Fresh Brands, Inc.

(8) James D. Ericson is a director of Kohl's Corporation, Green Bay Packaging, Inc. and a trustee of NML.

     Our board of directors has an Audit Committee whose principal functions are to: (i) appoint, establish the compensation for and oversee our independent auditors; (ii) review annual audit plans with management and our independent auditors; (iii) preapprove all audit and non-audit services provided by our independent auditors; (iv) oversee management's evaluation of the adequacy of our internal and business controls, disclosure controls and procedures and risk assessment and management; (v) review areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors; (vi) evaluate the independence of our independent auditors; (vii) review, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and (viii) receive, retain and address complaints (including employees' confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters. At the end of our fiscal 2003, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), James D. Ericson and Philip L. Milstein. Each member of the Audit Committee is an independent, nonemployee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. Each of the members of the Audit Committee are "audit committee financial experts" as defined by the Securities and Exchange Commission. The Audit Committee met three times in our fiscal 2003. See "Audit Committee Report."

     Our board of directors also has a Compensation and Nominating Committee whose principal functions are to: (i) evaluate and establish the compensation, bonuses and benefits of officers and other key employees of the company and its subsidiaries; (ii) administer our 1995 Equity Incentive Plan; and (iii) recommend individuals to be elected to our board of directors. See "Executive Compensation." The Compensation and Nominating Committee will consider director nominees recommended by our shareholders, but has no established procedures that shareholders must follow to make such a recommendation. Our By-laws require that shareholders give advance notice and furnish certain information to us in order to nominate a person as a director. During our fiscal 2003, the Compensation and Nominating Committee consisted of Timothy E. Hoeksema (Chairman), Bronson J. Haase, Daniel F. McKeithan, Jr. and Philip L. Milstein. Each member of the Compensation and Nominating Committee is an independent, nonemployee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Compensation and Nominating Committee met twice in our fiscal 2003. See "Executive Compensation."

     Our board of directors also has a Corporate Governance Committee whose principal functions are to: (i) develop and maintain our corporate governance policy guidelines; (ii) develop and maintain our Code of Conduct; (iii) oversee the interpretation and enforcement of our Code of Conduct; (iv) receive and review matters brought to the committee's attention pursuant to our Code of Conduct; and (v) evaluate the performance of our board, its committees and committee chairmen and our directors. During our fiscal 2003, the Corporate Governance Committee consisted of Bronson J. Haase (Chairman), Timothy E. Hoeksema and Allan H. Selig. Each member of the Corporate Governance Committee is an independent, nonemployee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Corporate Governance Committee, which was formed in fiscal 2003, met once in fiscal 2003.

     Our board met four times in our fiscal 2003. All of our directors attended 100% of the fiscal 2003 meetings of our board or board committees on which they served.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;"
(iii) all such directors and executive officers as a group; and (iv) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.


                                                                                                    Total Share      Percentage of
                                                          Sole Voting       Shared Voting and      Ownership and       Aggregate
Name of Individual or                                   and Investment         Investment          Percentage of         Voting
Group/Class of Stock                                       Power(1)             Power(1)              Class(1)           Power(1)
--------------------                                       --------             --------              --------           --------
                                                                         Directors and Named Executive Officers
Stephen H. Marcus(2)
 Common Shares                                                25,921(3)             6,003                31,924(3)
                                                                                                              *             58.0%
 Class B Shares                                            2,547,458            4,111,809             6,659,267
                                                                                                          (70.2%)
Diane Marcus Gershowitz(2)
 Common Shares                                                78,940(4)                 0                78,940(4)
                                                                                                              *             48.5%
 Class B Shares                                            1,733,594            3,829,807             5,563,401
                                                                                                          (58.7%)
Daniel F. McKeithan, Jr.
 Common Shares                                                11,693(4)                 0                11,693(4)
                                                                                                              *                 *
Allan H. Selig
 Common Shares                                                 9,668(4)                 0                 9,668(4)
                                                                                                              *                 *
Timothy E. Hoeksema
 Common Shares                                                 9,443(4)                 0                 9,443(4)
                                                                                                              *                 *
Philip L. Milstein
 Common Shares                                                58,583(4)(5)              0                58,583(4)(5)
                                                                                                              *                 *
 Class B Shares                                               39,601               62,055(5)            101,656(5)
                                                                                                           (1.1%)
Bronson J. Haase
 Common Shares                                                 5,068(4)                 0                 5,068(4)
                                                                                                              *                 *
James D. Ericson
 Common Shares                                                 3,284(4)                 0                3,284(4)
                                                                                                              *                 *
Bruce J. Olson
 Common Shares                                               179,399(3)(6)         37,766               217,165(3)(6)
                                                                                                           (1.1%)               *
James R. Abrahamson
 Common Shares                                                30,326(3)(6)              0                30,326(3)(6)
                                                                                                              *                 *
William J. Otto
 Common Shares                                                41,448(3)(6)              0                41,448(3)(6)
                                                                                                              *                 *

                                                                                                    Total Share      Percentage of
                                                          Sole Voting       Shared Voting and      Ownership and       Aggregate
Name of Individual or                                   and Investment         Investment          Percentage of         Voting
Group/Class of Stock                                       Power(1)             Power(1)              Class(1)           Power(1)
--------------------                                       --------             --------              --------           --------
                                                                         Directors and Named Executive Officers
Thomas F. Kissinger
 Common Shares                                                51,674(3)(6)              0                51,674(3)(6)
                                                                                                              *                 *
All directors and executive officers as a group
 (12 persons)(7)
 Common Shares(8)                                            505,447(3)            43,769               549,216(3)
                                                                                                           (2.7%)           77.1%
 Class B Shares                                            4,320,653            4,495,436             8,816,089
                                                                                                          (93.0%)

                                                  Other Five Percent Shareholders
Private Capital Management, L.P.(9)
  Common Shares(10)                                                0            6,880,692             6,880,692
                                                                                                          (34.3%)            6.0%
Lord, Abbett & Co.(11)
  Common Shares(12)                                        1,523,000                    0             1,523,000
                                                                                                           (7.6%)            1.3%
Dimensional Fund Advisors Inc.(13)
  Common Shares(14)                                        1,099,233                    0             1,099,233
                                                                                                           (5.5%)               *

----------------------

* Less than 1%.

(1) Includes, in some cases, shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. 3,508,235 shares of Class B Shares held in certain trusts are included in the beneficial ownership figures for both Stephen H. Marcus and Diane Marcus Gershowitz because both of them are trustees of these trusts. The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares.

(2) The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

(3) Includes 4,026, 3,804, 326, 1,198 and 1,553 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger in our Pension Plus Plan as of May 29, 2003, the end of our fiscal 2003. See "Executive Compensation -- Summary Compensation Information."

(4) Includes: (i) 7,875 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy E. Hoeksema; (ii) 5,250 Common Shares subject to acquisition by Philip L. Milstein; (iii) 3,500 Common Shares subject to acquisition by Bronson J. Haase; and (iv) 2,500 Common Shares subject to acquisition by James D. Ericson, in each case pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1994 Nonemployee Director Stock Option Plan. This number also includes 784 restricted Common Shares held by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Philip L. Milstein, Timothy E. Hoeksema,

     James D. Ericson and Bronson J. Haase, of which 392 were granted on each of October 10, 2002 and October 23, 2001. See "Director Compensation." The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.

(5) Includes 62,055 Class B Shares held by Mr. Milstein as a partner of Northmon Investment Co. Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (i) 5,625 Common Shares in the AB Elbaum Trust, of which Philip L. Milstein is co-trustee; (ii) 2,000 Common Shares held by Mr. Milstein's wife; (iii) 8,100 Common Shares held by Mr. Milstein's children; and (iv) 57,500 Common Shares held by the PLM Foundation.

(6) Includes 114,249, 30,000, 40,250 and 43,750 Common Shares subject to acquisition by Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1987 Stock Option Plan and 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options."

(7) In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.

(8) Includes 270,999 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by our named executive officers and continuing nonemployee directors on the Record Date pursuant to our 1987 Stock Option Plan, 1995 Equity Incentive Plan and the 1994 Nonemployee Director Stock Option Plan. See "Executive Compensation -- Stock Options" and "Director Compensation."

(9) The address of Private Capital Management, L.P. ("PCM") is 8889 Pelican Bay Boulevard, Naples, Florida 34108.

(10) Other than share ownership percentage information, the information set forth is as of February 15, 2003, as reported by PCM in its Schedule 13G/A filed with us and the Securities and Exchange Commission.

(11) The address of Lord, Abbett & Co. ("Lord Abbett") is 90 Hudson Street, Jersey City, New Jersey 07302.

(12) Other than share ownership percentage information, the information set forth is as of January 28, 2003, as reported by Lord Abbett in its Schedule 13G/A filed with us and the Securities and Exchange Commission.

(13) The address of Dimensional Fund Advisors Inc. ("DFA") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(14) Other than share ownership percentage information, the information set forth is as of February 3, 2003, as reported by DFA in its Schedule 13G filed with us and the Securities and Exchange Commission.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation

     Each of the undersigned Audit Committee members: (i) served on the Audit Committee during the entire fiscal year ended May 29, 2003; (ii) is an independent, nonemployee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission; and (iii) is an "audit committee financial expert," as defined by the Securities and Exchange Commission. On January 8, 2003, the Audit Committee amended and restated its charter. The Audit Committee Charter is attached to this proxy statement as Appendix A.

     Our Audit Committee oversees the company's financial reporting process on behalf of the board of directors. Our management is responsible for the company's financial reporting process, including its system of internal controls, and for the preparation of the company's consolidated financial statements in accordance with generally accepted accounting principles. The company's independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the company's financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Ernst & Young included in its report on the company's fiscal 2003 financial statements. Our discussions with management and Ernst & Young do not assure that the company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact "independent."

     Our Audit Committee reviewed with Ernst & Young their judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with our Audit Committee under generally accepted auditing standards. In addition, our Audit Committee discussed with Ernst & Young their independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of Ernst & Young's provision of nonaudit services with their independence.

     Our Audit Committee discussed with Ernst & Young the overall scope and plans for their audit. We met with Ernst & Young, with and without management present, to discuss the results of their examination, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the company's audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended May 29, 2003 for filing with the Securities and Exchange Commission.

     At the beginning of fiscal 2003, Allan H. Selig was a member of the Audit Committee. In fiscal 2003, Mr. Selig began serving on the Corporate Governance Committee and no longer serves on the Audit Committee.

         This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                  By the Audit Committee:

                  Daniel F. McKeithan, Jr., Chairman
                  Philip L. Milstein
                  James D. Ericson

                             EXECUTIVE COMPENSATION

Report on Executive Compensation

     Our Compensation and Nominating Committee consists entirely of independent, nonemployee directors and is responsible for evaluating and determining the compensation of the company's executive officers. The compensation paid to the company's executive officers consists of: (i) salary; (ii) an incentive bonus;
(iii) stock option grants and restricted stock awards; and (iv) other benefits under the company's employee benefit plans. We strive to provide executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the company's long-term growth and success. Our compensation policies are designed to encourage the continuation of the company's entrepreneurial spirit by encouraging its executives and other employees to take appropriate market responsive risk-taking actions that facilitate its growth and success. We establish the compensation of executive officers, including the company's Chief Executive Officer, Stephen H. Marcus, in accordance with these philosophies and policies.

Salary

     Each executive officer's salary is based on the level of his or her responsibilities and the relationship of such responsibilities to those of the company's other executive officers. When evaluating and adjusting salaries of executive officers (other than Mr. Marcus), we review the recommendations of Mr. Marcus. In making his recommendations, Mr. Marcus takes into account: (i) the company's financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to its historical and anticipated performance; (ii) general economic conditions (including inflation) and the impact such conditions had on the company's operations; (iii) each executive officer's past, and anticipated future, contributions to the company's performance; (iv) how each executive officer's salary compares to the range of the salaries of similarly situated executives at both the national and local level; (v) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (vi) the executive's participation in significant corporate achievements during the prior fiscal year. The Committee, while looking to Mr. Marcus for recommendations as to the salaries of executive officers, engaged in its own independent review and judgment concerning such compensation.

     When evaluating and adjusting Mr. Marcus' salary, we subjectively consider the factors cited above and the comparative salaries and total compensation packages of other comparable chief executive officers, especially those based in the Milwaukee, Wisconsin area. When determining Mr. Marcus' salary for fiscal 2004, we also took into account the company's revenue and earnings performance in fiscal 2003 and its long-term record of financial success.

Bonus

     Bonuses for each fiscal year are granted to executive officers, including Mr. Marcus, after the end of the fiscal year. Fiscal 2003 bonuses for executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus. Mr. Marcus made his recommendations based on the company's overall financial performance in fiscal 2003 and such officer's individual contributions and achievements during fiscal 2003, particularly as such contributions and achievements related to advancing the company's entrepreneurial spirit. Specific corporate performance factors that we considered when we established fiscal 2003 bonuses included: (i) the contribution that each executive officer made to his specific functional area;
(ii) the company's overall performance; (iii) the company's 1.8% increase in revenues compared to fiscal 2002; and (iv) the total cash compensation of other similarly situated executives. The fiscal 2003 bonuses for Messrs. Olson, Abrahamson and Otto, who have direct managerial responsibilities for the company's three divisions, were based on the financial and operating performances of their respective divisions, along with the company's overall financial performance in fiscal 2003. Mr. Marcus' fiscal 2003 bonus was based on a pre-established formula which provides for the annual payment of a bonus equal to three-fourths of one percent of the company's pre-tax earnings, as defined, for the fiscal year.

Stock Options and Restricted Stock

     Stock options are granted each year to selected key employees, including unit and multi-unit managers. Such options have a per share exercise price equal to the fair market value of the company's Common Shares on the date of grant. Option grants in fiscal 2003 to key employees other than the named executive officers constituted 80.1% of all non-board option grants.

     In fiscal 2004, we will begin to place a greater emphasis on restricted stock awards, using them to complement the stock option grants to our top executives. We believe that using restricted stock awards will further our goals of promoting continuity of management, encouraging entrepreneurism and increasing incentive and personal interest in our welfare by those employees who are primarily responsible for shaping or carrying out our long-range plans and securing our continued growth and financial success.

     Since Mr. Marcus and his family own approximately 30.0% of the outstanding Common Shares and Class B Shares, his economic interests are already substantially directly linked to the price performance of the Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, we decided it was not necessary to provide Mr. Marcus with any stock option grants, restricted stock or other awards under the 1995 Equity Incentive Plan. The size of option grants to the other named executive officers was based on: (i) the officer's length of service, responsibilities and contributions to the company's performance over the past year; (ii) the officer's anticipated future contributions to the company's success; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

Other Benefits

     We also attempt to provide other competitive compensatory benefits to the company's executive officers, including participation in the company's Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

     As a result of current executive compensation levels, we do not intend to take any action to conform our compensation plans to comply with the regulations under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

     This report, the information herein and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                  By the Compensation and Nominating Committee:

                  Timothy E. Hoeksema, Chairman
                  Bronson J. Haase
                  Daniel F. McKeithan, Jr.
                  Philip L. Milstein

Summary Compensation Information

     The following table sets forth certain information concerning compensation paid by us during our last three fiscal years to our Chief Executive Officer and our four other highest paid executive officers. The persons named in the table below are sometimes referred to herein as the "named executive officers."


                           Summary Compensation Table
                                                                                          Stock Option
Name and Principal                   Fiscal              Annual Compensation                 Grants            All Other
    Positions                         Year      Salary(1)      Bonus(1)     Other(2)       (Shares) (3)     Compensation(4)
    ---------                         ----      ---------      --------     --------       ------------     ---------------

Stephen H. Marcus                     2003      $  478,077    $  255,644       $ --            N/A             $    6,610(5)
 Chairman of the Board,               2002      $  458,077    $  245,075       $ --            N/A             $    5,439(5)
 President and Chief                  2001      $  440,000    $  269,714       $ --            N/A             $    7,061(5)
 Executive Officer

Bruce J. Olson                        2003      $  309,039    $  181,480       $ --         20,000             $   25,570
 Group Vice President                 2002      $  298,269    $  166,175       $ --         50,000             $    4,043
                                      2001      $  285,000    $   10,784       $ --         50,000             $  135,041

James R. Abrahamson                   2003      $  322,596    $   20,769       $ --         20,000             $   34,716
 President, Baymont                   2002      $  298,558    $  180,000       $ --         50,000             $   35,524
 Inns & Suites                        2001      $  284,038    $  180,000       $ --         30,000             $   28,350

William J. Otto                       2003      $  207,160    $   52,410       $ --         15,000             $    4,689
 President, Marcus Hotels &           2002      $  188,654    $   67,068       $ --         15,000             $    3,716
 Resorts                              2001      $  167,243    $   81,953       $ --         20,000             $    3,844

Thomas F. Kissinger                   2003      $  193,798    $   35,000       $ --         10,000             $    7,793
 General Counsel and                  2002      $  180,596    $   35,000       $ --         15,000             $    3,718
 Secretary                            2001      $  166,000    $   20,000       $ --         15,000             $   19,185

--------------------

(1) Includes amounts deferred at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and our Deferred Compensation Plan. Our Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of his or her annual compensation on a pre-tax basis. The irrevocable election must be made during an employee's first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be substantially changed by written election before the calendar year in which payments would otherwise commence. During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee's specified commencement date).

(2) The value of all perquisites and other personal benefits provided to each named executive officer is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each named executive officer.

(3) All options were granted at 100% of fair market value on the date of grant under our 1995 Equity Incentive Plan. See footnote (1) to the table set forth under "Stock Options -- Option Grants in 2003 Fiscal Year."

(4) Includes our contributions on behalf of each named executive officer to our defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, us during our fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all of our eligible employees and eligibleemployees of our subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account. A participating employee may elect to make pre-tax deposits of up to 14% of his or her annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by our board each year. For purposes of the profit performance contribution, we and our subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on our overall operations meeting profitability targets, our having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. Each participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. We also provide all named executive officers with long-term disability protection. The other compensation amounts listed for fiscal 2001 for Messrs. Olson and Kissinger include special commissions as a result of such officers' integral involvement in consummation of the successful sale of our KFC and KFC/Taco Bell restaurants. The other compensation amounts listed for Mr. Abrahamson include amounts related to a car allowance and a prorated portion of a four-year, interest-free loan made to Mr. Abrahamson when he joined the company, which loan will be forgiven if Mr. Abrahamson remains an employee of the company for at least four years.

(5) In fiscal 2003 and 2002 we paid approximately $123,000 and $668,000, respectively, of premiums on six split-dollar insurance policies on the life of Mr. Marcus. We paid approximately $368,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus in fiscal 2001. The foregoing data is excluded from the table because, upon surrender of these policies to us or the death of Mr. Marcus, these premium payments will be reimbursed in full to us. Based on an assumed retirement age of 70, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $1,065,000.

Stock Options and Restricted Stock

     We have a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may have been granted prior to June 1997 to our officers and key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of our voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, but certain options granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

     We also have a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which restricted stock awards and options to acquire Common Shares may be granted until September 2005 to our officers and other key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of our voting power cannot receive options or restricted stock awards under the 1995 Plan.

     The following table sets forth information concerning the grant of stock options under our 1995 Plan during our fiscal 2003 to the named executive officers.


                        Option Grants in 2003 Fiscal Year

                              Common         Percentage of
                              Shares         Total Options                                    Potential Realizable Value at Assumed
                            Underlying      Granted to All                                         Annual Rates of Stock Price
                              Options     Employees in 2003    Exercise Price    Expiration      Appreciation for Option Term(3)
         Name               Granted(1)        Fiscal Year      (per share)(2)       Date               5%                 10%
         ----               ----------        -----------      --------------       ----               --                 ---

Stephen H. Marcus                N/A               N/A                 N/A           N/A               N/A                N/A
Bruce J. Olson                20,000              6.1%              $15.55       7/11/12             $195,586          $495,654
James R. Abrahamson           20,000              6.1%              $15.55       7/11/12             $195,586          $495,654
William J. Otto               15,000              4.6%              $15.55       7/11/12             $146,690          $371,740
Thomas F. Kissinger           10,000              3.1%              $15.55       7/11/12             $ 97,793          $247,827

--------------------

(1) Options granted under the 1995 Plan may be designed to qualify as either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table were granted on July 11, 2002 at an exercise price equal to 100% of the fair market value of the Common Shares on that date. These options vest and are exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, but may not be exercised after the ten-year option period.

(2) The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3) The potential realizable values set forth under these columns represent the difference between the option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date. The potential realizable values set forth under the columns do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

     The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised and unexercised stock options held as of the end of our fiscal 2003.


                        Fiscal 2003 Year-End Value Table

                                                                    Number of Common Shares             Value of Unexercised
                              Number of Common                 Underlying Unexercised Options at        In-the-Money Options
                              Shares Acquired       Value            End of Fiscal 2003(2)            at End of Fiscal 2003(4)
           Name                Upon Exercise     Received(1)    Exercisable(3)/Unexercisable(3)      Exercisable/Unexercisable
           ----                -------------     -----------    -------------------------------      -------------------------

Stephen H. Marcus                   N/A              N/A                       N/A                       N/A
Bruce J. Olson                    16,875          $  133,031             91,999/105,500                $134,679/$  69,345
James R. Abrahamson               50,000          $  185,954                  0/120,000                      $0/$ 129,625
William J. Otto                    3,657          $    8,228             30,350/ 44,900                 $16,288/$  15,390
Thomas F. Kissinger                2,500          $    9,720             36,125/ 36,750                 $47,856/$  21,818

--------------------

(1) Reflects the dollar value difference between the closing sale price of the Common Shares on the New York Stock Exchange on the date of exercise, less the stock option's exercise price, multiplied by the number of Common Shares acquired upon exercise.

(2) See vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 2003 Fiscal Year" table.

(3) Excludes 84,150 Common Shares subject to previously granted stock options that vested and became exercisable after our 2003 fiscal year end (Olson - 33,500, Abrahamson - 30,000, Otto - 9,900 and Kissinger - 10,750).

(4) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the applicable exercise prices of the named executive officers' outstanding options at the end of our fiscal 2003. The closing sale price of the Common Shares on the New York Stock Exchange on May 29, 2003, the end of our fiscal 2003, was $13.58 per share.

Pension Plan

     We have a nonqualified defined benefit pension plan ("Supplemental Plan") for our eligible employees. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2003, the reduction in annual Supplemental Plan benefits would equal approximately $10,200.


                                              Estimated Annual Pension Plan Benefits
                                                for Representative Years of Service
                              ------------------------------------------------------------------------
   Final Five-Year
Average Compensation                15             20             25             30            35
--------------------                --             --             --             --            --

      $100,000                $   25,000     $   33,300     $   41,667     $   50,000    $   50,000
       200,000                    50,000         66,600         83,334        100,000       100,000
       350,000                    87,500        116,550        145,834        175,000       175,000
       500,000                   125,000        166,500        208,335        250,000       250,000
       650,000                   162,500        216,450        270,835        325,000       325,000
       800,000                   200,000        266,400        333,333        400,000       400,000
       950,000                   237,500        316,350        395,836        475,000       475,000


     The Supplemental Plan is available to eligible employees with annual compensation in excess of a specified level (e.g., $90,000 in 2003), including each of our named executive officers. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee's average total compensation for the five highest compensation years within the employee's last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the "Summary Compensation Table" above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, we use a participating employee's total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts and, in fiscal 2001 only, certain amounts included in "All Other Compensation" listed in the "Summary Compensation Table" above) in determining its annual benefits, calculated on a straight life annuity basis assuming benefits commence at age
65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the Pension Plus Plan and our former qualified pension plans.

     A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of our general corporate assets as benefit payments as they become due after retirement or other termination. At the end of our fiscal 2003, Stephen H. Marcus, Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger had 41, 29, 3, 10 and 9 years, respectively, of credited years of service under the Supplemental Plan.

Director Compensation

     In fiscal 2003, each nonemployee director received: (i) an annual retainer fee of $5,000 in cash; (ii) 392 Common Shares; (iii) $1,750 for each board meeting attended and $350 for each board committee meeting attended (or $500 per committee meeting attended if that person served as the committee's chairperson); (iv) an option under our 1994 Nonemployee Director Stock Option Plan (the "Director Plan") to purchase 1,000 Common Shares upon his or her initial appointment or election to the board; and (v) an option under our Director Plan to purchase 500 Common Shares at the end of each of our fiscal years. The exercise price of options granted under the Director Plan is equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, on May 29, 2003, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock at an exercise price of $13.58 per share. All options under the Director Plan have a term of ten years and are fully vested and exercisable immediately after grant.

     Effective in fiscal 2004, the following changes were made to the compensation paid to our nonemployee directors: (i) the annual cash retainer was increased from $5,000 to $7,500; (ii) compensation for each board meeting attended was increased from $1,750 to $2,000; and (iii) compensation for each committee meeting attended was increased from $350 to $500 (or $750 per committee meeting attended if that person served as the committee's chairperson), except that each member of the Audit Committee receives $750 per committee meeting attended and the chairman of the Audit Committee receives $1,000 per committee meeting attended.

                          STOCK PERFORMANCE INFORMATION

     Set forth below is a graph comparing the annual percentage change during our last five fiscal years in our cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on our Common Shares, compared to: (i) the cumulative total return of a composite peer group index selected by us and (ii) companies included in the Russell 2000 Index. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index (weighted 62%) and a theatre index we selected and which initially included Carmike Cinemas, Inc., Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. (weighted 38%). However, the performance for this group currently only reflects the performance of AMC Entertainment, Inc. because the performances of Carmike Cinemas, Inc. and Loews Cineplex Entertainment Corp. are only included through the filing of their bankruptcy cases in August 2000 and February 2001, respectively. The indices within the composite peer group index are weighted to approximate the relative revenue contributions of each of our business segments (counting the limited-service lodging and hotel/resort segments as one segment) to our total revenues in our fiscal 2003. The shareholder returns of the companies included in the theatre index are weighted based on each company's relative market capitalization as of the beginning of the presented periods.

[GRAPHIC OMITTED]


========================================================================================================
                                  5/31/98    5/31/99      5/31/00     5/31/01      5/31/02   5/31/03
========================================================================================================
The Marcus Corporation              $ 100       $ 71         $ 62        $ 81         $ 82      $ 78
--------------------------------------------------------------------------------------------------------
Composite Peer Group Index          $ 100       $ 81         $ 42        $ 75         $ 90      $ 73
--------------------------------------------------------------------------------------------------------
Russell 2000 Index                  $ 100       $ 96        $ 104       $ 109        $ 107      $ 97
========================================================================================================

                              CERTAIN TRANSACTIONS

     As in prior years, during our fiscal 2003, we paid approximately $66,000 of interest to certain entities owned by Stephen H. Marcus, Diane Marcus Gershowitz and certain trusts for the benefit of members of their families on nine debts owed by us to such entities. The largest aggregate amount outstanding on the above debts during our 2003 fiscal year was $2,087,000. The total amount outstanding on the above nine debts was paid off during fiscal 2003, leaving no outstanding balance on these debts as of the end of our fiscal year.

     In 1990, B&G Realty, Inc., one of our subsidiaries, entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Baymont Inns & Suites is located. Similarly, in 1997, B&G Realty, Inc. entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Woodfield Suites is located. The lease payments under both of these leases were based upon various independent appraisals and were approved by our board of directors. During our fiscal 2003, aggregate lease payments under these leases were $179,000.

     As in prior years, during our 2003 fiscal year, we leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments from the lease of approximately 90 vehicles were $556,000 in our fiscal 2003. As in past years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Executive Leasing to purchase and finance the vehicles, with Selig Executive Leasing retaining less than $20,000 as an administrative fee. Allan H. Selig, one of our directors, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing.

     We believe that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. In fiscal 2003, a Form 4 for one of our executive officers and a Form 4 for one of our directors were inadvertently filed late. In making the above statements, we have relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

                                  OTHER MATTERS

     Ernst & Young LLP acted as our independent auditors in our fiscal 2003 and was appointed to act as our independent auditors in our fiscal 2004. Ernst & Young's fees for the most recent two fiscal years are summarized in the following table:

                                         2003                2002
                                         ----                ----
      Audit Fees                   $  139,100          $  130,000
      Audit-Related Fees               41,340              47,150
      Tax Fees                         75,288              81,002
      All Other Fees                       --                  --
      --------------               ----------          ----------
      Total Fees                   $  255,728          $  258,152

     As noted in the Audit Committee Report, our Audit Committee has considered whether Ernst & Young's provision of non-audit services is compatible with their independence. Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

     We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our 2003 fiscal year, which ended on May 29, 2003. A copy of the Form 10-K (excluding exhibits) has been provided to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and is available on our corporate web site (www.marcuscorp.com). Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for any exhibits to our Form 10-K should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

     Our board does not intend to present at the Meeting any matters for shareholder action other than the matter described in the Notice of Annual Meeting. The board does not know of any other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in our proxy statement for our 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must forward the proposal to us by April 17, 2004. In addition, a shareholder who otherwise intends to present business at our 2004 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year's annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 13, 2004, the notice will be considered untimely and we will not be required to present such proposal at the 2004 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2004 Annual Meeting of Shareholders, the persons named in proxies solicited by the board for the 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

     We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.

                                 On Behalf of the Board of Directors

                                 /s/ Thomas F. Kissinger

                                 Thomas F. Kissinger
                                 General Counsel and Secretary

Milwaukee, Wisconsin
September 5, 2003

                                                                      APPENDIX A
                                                                      ----------

                             THE MARCUS CORPORATION
                             Audit Committee Charter

                            Adopted: January 8, 2003


This Audit Committee Charter ("Charter") is intended to assist the Audit Committee ("Committee") of the Board of Directors ("Board") of The Marcus Corporation ("Company") in carrying out its duties and responsibilities. This Charter is in addition to, and is not intended to change or interpret, any federal or state law or regulation, including the rules of the Securities and Exchange Commission ("SEC"), the listing standards of the New York Stock Exchange ("NYSE"), the Wisconsin Business Corporation Law, or the Company's Articles of Incorporation or Bylaws. This Charter is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with. This Charter is subject to modification and interpretation by the Board.

A.   General Role.
     ------------

     The Committee shall perform the responsibilities required of it by the NYSE, SEC and other applicable laws, including assisting the Board's oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements related to its financial statements; (iii) the performance of the Company's internal audit function and independent auditors; and (iv) the retention, oversight and evaluation of the Company's independent auditing firm.

B.   Members.
     -------

     The Committee shall consist of at least three directors, one of whom shall be the Chairman of the Committee, all of whom shall meet the independence and other requirements of the SEC, the listing standards of the NYSE, other applicable laws and the Company's Bylaws, except as otherwise determined by the Board in accordance with the requirements of the SEC, the listing standards of the NYSE, other applicable laws and the Company's Bylaws. Each member of the Committee must also be "financially literate", as such qualification is interpreted by the Board in its business judgment in accordance with the listing standards of the NYSE. Additionally, at least one member of the Committee must have "accounting or related financial management expertise" and/or qualify as a "financial expert", in each case as determined by the Board in its business judgment in accordance with the listing standards of the NYSE, the requirements of the SEC and other applicable law. The Company shall properly publicly disclose each Committee member who is determined to be a "financial expert" in accordance with the requirements of the SEC and other applicable laws. Other than in his or her capacity as a member of the Committee, the Board or another committee thereof, no member of the Committee shall be allowed to accept any consulting, advisory, or other compensatory fee from the Company, or otherwise be an affiliated person of the Company. Committee members may be removed in accordance with the Company's Bylaws.

C.   Meetings.
     --------

     Absent unusual circumstances, the Committee shall meet separately at least twice annually with, as appropriate, the Company's management, internal auditors (or other personnel responsible for the internal audit function) and the Company's independent auditing firm, all in accordance with the Company's Bylaws. In addition, special meetings shall be held as circumstances require as determined by the Committee's Chairman or by any two other members of the Committee in accordance with the Company's Bylaws. The Committee or its Chairman may invite to its meetings such other directors, members of Company management and such other persons and advisors as the Committee or its Chairman deems necessary or appropriate in order to carry out the Committee's duties and responsibilities. The Committee, through its Chairman, shall report its activities to the

     Board at the Board meeting next following each Committee meeting so that the Board is kept fully informed of the Committee's activities on a current basis. Minutes of each Committee meeting shall also be distributed to the Board as and when appropriate.

D.   Responsibilities.
     ----------------

     1. The Committee's responsibilities with respect to overseeing (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements related to its financial statements; and (iii) the performance of the Company's internal audit function shall include the following:

          a. To be well-informed about the Company's quarterly and annual financial reports filed with the SEC, including the section thereof entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", by receiving, reviewing and discussing preliminary copies of all such reports with management and the Company's independent auditing firm before they are filed with the SEC. The Committee should ask management and the Company's independent auditing firm whether the other sections of each such report are consistent with the information reflected in the report's financial statements. The Committee may delegate its duties under this subparagraph to its Chairman or one or more other Committee members.

          b. To, before they are filed with the SEC, review and discuss with the Company's Chief Executive Officer and Chief Financial Officer any certifications related to the Company's financial statements or internal controls, including their certifications that: (i) to the best of their knowledge, (a) the Company's quarterly and annual reports filed with the SEC fully comply with the requirements of the Securities Exchange Act of 1934; and (b) that the information contained in such reports fairly present, in all material respects, the financial condition and results of operations of the Company; and (ii) regarding the Company's internal controls, including: (a) that it is management's responsibility for establishing, maintaining and evaluating such controls; (b) that it is management's duty to disclose any significant deficiencies in such controls and any fraud involving associates significantly involved with such controls to the Committee and the Company's independent auditing firm; and (c) whether or not there were significant changes in such internal controls or in other factors that could significantly affect such controls. The Committee should also review and discuss with the Company's chief executive officer and chief financial officer the procedures implemented and steps taken in connection with supporting and verifying the accuracy of such certifications. The Committee may delegate its duties under this subparagraph to its Chairman or one or more other Committee members.

          c. To, before they are submitted to the NYSE, review and discuss with the Company's Chief Executive Officer and Chief Financial Officer any certifications required to be submitted to the NYSE. The Committee should also review and discuss with the Company's Chief Executive Officer and Chief Financial Officer the procedures implemented and steps taken in connection with supporting and verifying the accuracy of such certifications. The Committee may delegate its duties under this subparagraph to its Chairman or one or more other Committee members.

          d. To, at each Committee meeting and at such other times as the Committee deems necessary or appropriate, generally discuss with management the Company's earnings press releases and earnings guidance and other forward-looking statements provided to the Company's shareholders (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information). The Committee need not discuss in advance each earnings release or instance in which the Company provides forward-looking statements.

          e. The Committee shall review and discuss the Company's annual audited financial statements with management and the Company's independent auditing firm and shall further discuss with the independent auditing firm all matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          f. The following are other general post-audit review considerations and guidelines:

               o The Committee should focus on the "quality" of the Company's financial results and condition and the underlying accounting principles and practices used by the Company.

               o The Committee should obtain from the Company's Chief Financial Officer satisfactory explanations for all significant variances in the Company's financial statements between fiscal years and quarterly periods.

               o The Committee should request and receive a satisfactory explanation from management and the Company's independent auditing firm of changes in accounting standards or rules promulgated by the Public Company Accounting Oversight Board, FASB, SEC or other regulatory bodies that have or will have a material effect on the Company's financial statements or accounting policies or practices.

               o The Committee should request and receive satisfactory explanations about the existence and substance of any significant accounting accruals, reserves or estimates made by management that have or will have a material impact on the Company's financial statements. If any such accruals, reserves or estimates have changed materially from prior fiscal years or periods, the Committee should request and receive satisfactory explanations about the reasons for such changes and the likelihood of additional material changes in the future.

               o The Committee should meet in executive session, without management present, with the Company's independent auditing firm to request its opinion on various matters, including the capabilities of the Company's financial and accounting personnel, the adequacy of the Company's internal controls, and whether or not there were any disagreements between the Company's auditing firm and the Company's management about financial disclosures or accounting policies, practices or treatment. The Committee shall be responsible for resolving any such disagreements between the Company's auditing firm and management.

               o During such executive sessions, the Committee may ask the independent auditing firm what its greatest concerns were in the course of the audit and if it believes anything else should be discussed with the Committee while not in the presence of management. Additional questions that the Committee may ask include the following:

                    o If the independent auditing firm were solely responsible for the preparation of the Company's financial statements, would the Company's financial statements have been prepared differently than the manner selected by management? The Committee may inquire as to both material and nonmaterial differences. If the independent auditing firm would have done anything differently than management, a satisfactory explanation should be provided of management's position and the independent auditing firm's position.

                    o If the independent auditing firm were an investor, is the firm receiving the information from the Company in its financial statements and SEC reports essential to a proper understanding of the Company's financial performance and condition for the reporting period?

                    o Is the Company following the same internal audit procedures that would be followed if the auditing firm itself were the Company's chief executive officer or chief financial officer? If not, what are the differences and why?

               o In such executive sessions, the Committee should also review the letter of management representations given to the independent auditing firm and inquire whether the auditing firm encountered any difficulties in obtaining the letter or any specific representations therein.

               o In such executive sessions, the Committee should also review with the Company's independent auditing firm any difficulties the firm encountered in the course of its audit work, including any restrictions on the scope of its activities or on access to requested information.

          g. To, at least annually and otherwise when the Committee determines it to be necessary or appropriate, meet with the Company's General Counsel and/or outside legal counsel, to discuss pending or threatened legal matters that may have a significant impact on the Company's financial statements. The Committee should discuss with the Company's management and the independent auditing firm the substance of any significant issues raised by the Company's General Counsel and/or outside legal counsel concerning litigation, contingencies, claims or other assessments. The Committee should understand how such matters are reflected in the Company's financial statements and SEC reports.

          h. To, at least annually, review and analyze with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent auditing firm comparable public company financial reporting and accounting policies and practices that materially differ from those of the Company.

          i. To, at least annually, inquire with the Company's Chief Executive Officer and Chief Financial Officer whether there are any significant tax matters that have been or might be reasonably disputed by the IRS or state tax agencies, and inquire as to the status of the Company's related tax reserves and disclosures.

          j. To, on a timely basis, obtain and review all other reports by the Company's independent auditing firm required by the SEC, the NYSE or other applicable law, rule or requirement to be provided to the Committee, including reports to the Committee describing: (i) all critical accounting policies and practices used by the Company in its financial statements; (ii) alternative treatments within generally accepted accounting principles discussed with management, the effects of using or not using such treatments, and the auditor's preferred treatment; and (iii) other material written communications with management, such as any management letter or schedule of unadjusted differences. The Committee shall discuss such reports with the Company's Chief Executive Officer, Chief Financial Officer and/or its principal accounting officer and the Company's independent auditing firm.

          k. To, at least annually, review with the Company's Chief Executive Officer, Chief Financial Officer, and the Company's independent auditing firm the Company's internal audit functions.

          l. To review management's report on and assessment of the Company's internal controls to be included in the Company's annual report to shareholders, as well as the report on, and attestation to, such management report by the Company's independent auditing firm.

          m. To, at each Committee meeting and at such other times as the Committee deems necessary or appropriate, review with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent auditing firm the areas of financial risk that could have a material adverse effect on the Company's results of operation or financial condition and the Company's risk assessment and risk management policies.

          n. To, at each Committee meeting and at such other times as the Committee deems necessary or appropriate, review and confirm with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent auditing firm that the Company's
               (i) off-balance sheet transactions, arrangements, liabilities, obligations and commitments (including contingent obligations and commitments); (ii) other relationships with unconsolidated entities or related parties; and (iii) derivative transactions are all properly accounted for and disclosed in accordance with generally accepted accounting principles, the requirements of the SEC, the listing standards of the NYSE and other applicable laws.

          o. To, at least annually, review the terms and conditions of all relationships and transactions between or involving the Company and any of its directors, officers and their related parties to ensure that such relationships and transactions were properly approved by the Board's Corporate Governance Committee, that all material terms and conditions thereof are not materially less favorable to the Company than could be obtained from independent third parties, and are properly disclosed in the Company's SEC reports or as otherwise legally required.

          p. To pre-approve any Company request to seek a second opinion on any significant accounting issue from an accounting or auditing firm other than the Company's independent auditing firm.

          q. To annually make a recommendation to the Board whether or not the Company's annual audited financial statements should be included in the Company's Form 10-K report.

     2. The Committee's responsibilities related to the retention, oversight and evaluation of the Company's independent auditing firm shall include the following:

          a. To, at least annually, review with the Company's Chief Executive Officer and Chief Financial Officer the Company's annual audit plans.

          b. To annually retain the Company's independent auditing firm on terms (including fees) approved by the Committee and to preapprove of all audit services to be provided by the auditing firm. The Committee shall make it clear to the auditing firm that the Committee retains the auditing firm; that the auditing firm shall report directly to the Committee; and that the Committee shall resolve any disagreements that may arise between the auditing firm and management on financial disclosure or accounting policies, practices and treatment. Factors to be considered in selecting or retaining an independent public accounting firm to serve as the Company's independent auditing firm shall include, without limitation, the following:

               o Opinions by appropriate management personnel, particularly the Company's Chief Financial Officer, on the capabilities, resources and performance of the firm.

               o The firm's proposed audit fee and, if applicable, satisfactory explanations for any material fee changes from prior years.

               o The expected level of personal participation by the firm's partner designated to be primarily responsible for the Company's account and other auditing firm management and supervisory personnel in the audit examination of the Company, and the mix of skills and experience of the auditing firm's staff and its staff rotation policy with respect to the Company.

               o If a new public accounting firm is being considered, the report of the firm's latest peer review conducted pursuant to a professional quality control program and any significant litigation problems or disciplinary actions or sanctions by the SEC, FASB, Public Company Accounting Oversight Board, AICPA, state licensing authorities or others.

               o If a new public accounting firm is being considered, the proposed firm's credentials, capabilities, reputation and a list of its representative clients in the same geographical area and in the same industries.

               o If a new public accounting firm is being considered, the steps planned to ensure a smooth and effective transition.

          c. Other than with respect to certain "de minimis" non-audit services, to preapprove all engagements of the Company's independent auditing firm to perform any non-audit related services for or on behalf of the Company (except as legally prohibited below). However, the Committee shall not in any event approve the provision by the Company's independent auditing firm of any of the following legally prohibited non-audit services:
               (i) bookkeeping or other services related to the Company's accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions and contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resources functions; (vii) broker-dealer, investment advisor or investment banking services;
               (viii) legal and expert services unrelated to the audit; or (ix) any other service that is prohibited by the Public Company Accounting Oversight Board. "De minimis" non-audit services which do not require Committee preapproval shall mean those non-audit services for which the aggregate fees constitute no more than 5% of the total amount of fees paid by the Company to the auditing firm during the fiscal year in which such non-audit services are provided, as long as (A) such de minimis non-audit services were not recognized by the Company at the time of the engagement of the auditing firm for that year; (B) the provision of such de minimis non-audit services is promptly brought to the attention of the Committee; and (C) such de minimis non-audit services are approved by the Committee prior to the completion of that year's audit. Approval by the Committee of any non-audit service to be performed by the Company's auditing firm shall be publicly disclosed by the Company in accordance with the requirements of the SEC, the NYSE listing standards and applicable law. The Committee may delegate its duties under this subparagraph to its Chairman or one or more other Committee members.

          d. To, at least annually, obtain and review a report by the Company's independent auditing firm describing all relationships between the independent auditing firm and the Company and confirming that the auditing firm is independent from the Company within the meaning of the Securities Act of 1933, as amended, and within the requirements of the Independence Standards Board, to discuss such reports with the independent auditing firm and to take appropriate action to satisfy the Committee of the independence of the Company's independent auditing firm.

          e. To, at least annually, obtain and review a report by the independent auditing firm describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, and of any material inquiry or investigation by any governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

          f. To, at least annually, evaluate the performance of the Company's independent auditing firm and, if determined necessary or appropriate, to replace the firm.

     3.   The Committee's other responsibilities shall include the following:

          a. To establish clear hiring policies for employees or former employees of the Company's independent auditing firm consistent with the requirements of the SEC, the listing standards of the NYSE and other legal requirements. In accordance with applicable law, the Company's independent auditing firm may not perform any audit services for the Company if the Company's Chief Executive Officer, Chief Financial Officer, controller or any other associate serving in an equivalent position was employed by the auditing firm and participated in the audit of the Company within the one-year period preceding the initiation of the audit.

          b. To develop and communicate procedures to receive, retain and address complaints regarding financial disclosure or accounting and auditing matters, including employees' confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters. These procedures may be or include those included in the Company's Code of Conduct. At least annually, the Committee shall review such procedures to ensure their effectiveness and their compliance with all applicable NYSE listing standards, SEC rules and other legal requirements, and take such actions as the Committee shall deem necessary or appropriate.

          c. To annually prepare the Audit Committee report required by the rules of the SEC to be included in the Company's proxy statement for its annual meeting of shareholders.

          d. To, from time to time, if the Committee determines it to be necessary or appropriate, conduct such reviews, investigations and surveys as the Committee may consider necessary or appropriate in the exercise of its duties and responsibilities.

E.   Unrestricted Committee Communications.
     -------------------------------------

     The Committee shall, at all times, have unrestricted lines of communication with the chief executive officer, chief financial officer and/or principal accounting officer of the Company, as well as the Company's independent auditing firm. The Committee may, as it deems necessary or appropriate, obtain advice and assistance from outside legal, accounting or other advisors, which advisors shall be paid for by the Company.

F.   Annual Review of Charter.
     ------------------------

     The Committee shall review and reassess the adequacy of this Charter not less than annually and may seek the input of the Company's independent auditing firm and the Company's Chief Executive Officer, Chief Financial Officer, General Counsel and/or other advisors with regard to the adequacy of this Charter and the necessity or desirability of any amendments.

G.   Annual Performance Review.
     -------------------------

     The Committee shall, at least annually, be subject to a performance evaluation by the Board's Corporate Governance Committee in accordance with the Company's Corporate Governance Policy Guidelines.

PROXY                                                                      PROXY

                             THE MARCUS CORPORATION

                        PROXY FOR HOLDERS OF COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON OCTOBER 8, 2003

     The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 8, 2003, at the Grand Geneva Resort & Spa, 7036 Grand Geneva Way, Hwy. 50 East, Lake Geneva, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

     The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2003 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




6702--The Marcus Corp.

                   THE MARCUS CORPORATION 2003 ANNUAL MEETING
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                              USING DARK INK ONLY.

                                                       [                       ]
                                                            CONTROL NUMBER

1. ELECTION OF DIRECTORS:

01-Diane Marcus Gershowitz          02-Timothy E. Hoeksema
03-Stephen H. Marcus                04-Daniel F. McKeithan, Jr.
05-Bruce J. Olson                   06-Allan H. Selig
07-Philip L. Milstein               08-Bronson J. Haase
09-James D. Ericson

For All                    Withhold All              For All Except

  [ ]                         [ ]                        [ ]
_________________________________________________________

(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee(s) on the line above.)


2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.



Check appropriate box indicate changes below:

Address Change   [ ]

Dated: _____________________________________________________, 2003

________________________________________________________________________
Signature

________________________________________________________________________
Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

                             THE MARCUS CORPORATION
                          PROXY VOTING INSTRUCTION CARD


Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of The Marcus Corporation that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

     o Accessing the World Wide Web site http://www.eproxyvote.com/mcs/ to vote via the internet.

     o Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

     o Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote by phone or via the internet any time prior to 11:59 P.M. Central Time, October 7, 2003. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.


6702--The Marcus Corp.

PROXY                                                                      PROXY

                             THE MARCUS CORPORATION

                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON OCTOBER 8, 2003

     The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 8, 2003, at the Grand Geneva Resort & Spa, 7036 Grand Geneva Way, Hwy. 50 East, Lake Geneva, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

     The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2003 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




6705--The Marcus Corp. (Class B)

                   THE MARCUS CORPORATION 2003 ANNUAL MEETING
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                              USING DARK INK ONLY.

[                                                                              ]

1.   ELECTION OF DIRECTORS:
01-Diane Marcus Gershowitz          02-Timothy E. Hoeksema
03-Stephen H. Marcus                04-Daniel F. McKeithan, Jr.
05-Bruce J. Olson                   06-Allan H. Selig
07-Philip L. Milstein               08-Bronson J. Haase
09-James D. Ericson



For All                    Withhold All              For All Except
  [ ]                          [ ]                       [ ]

________________________________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee(s) on the line above.)


2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.


Check appropriate box indicate changes below:

Address Change    [  ]

Dated: _____________________________________________________, 2003

________________________________________________________________________
Signature

________________________________________________________________________
Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

6705--The Marcus Corp. (Class B)